Exhibit 21.1

SUBSIDIARIES OF DCP MIDSTREAM, LP

Entity	Jurisdiction of Organization
Centana Intrastate Pipeline, LLC	Delaware
Cimarron River Pipeline, LLC	Delaware
Collbran Valley Gas Gathering, LLC (75%)	Colorado
Dauphin Island Gathering Partners	Texas
DCP Assets Holding GP, LLC	Delaware
DCP Assets Holding, LP	Delaware
DCP Black Lake Holdings, LP	Delaware
DCP Chesapeake LLC	Texas
DCP Cheyenne Connector, LLC	Delaware
DCP Dauphin Island, LLC	Delaware
DCP East Texas Gathering, LLC	Delaware
DCP GCX Pipeline LLC	Delaware
DCP Grands Lacs LLC	Michigan
DCP Guadalupe Pipeline, LLC	Delaware
DCP Hinshaw Pipeline, LLC	Delaware
DCP Intrastate Network, LLC	Delaware
DCP James Lake Holding LLC	Delaware
DCP Litchfield LLC	Michigan
DCP LP Holdings, LLC	Delaware
DCP Lucerne 2 Plant LLC	Delaware
DCP Michigan Holdings LLC	Delaware
DCP Michigan Pipeline & Processing LLC	Michigan
DCP Midstream Holding, LLC	Delaware
DCP Midstream Marketing, LLC	Delaware
DCP Midstream Operating, LLC	Delaware
DCP Midstream Operating, LP	Delaware
DCP Mobile Bay Processing, LLC	Delaware
DCP New Mexico Development, LLC	Delaware
DCP NGL Operating, LLC	Delaware
DCP NGL Services, LLC	Delaware
DCP Operating Company, LP	Delaware
DCP Partners Colorado LLC	Delaware
DCP Partners Logistics, LLC	Delaware
DCP Partners MB I LLC	Delaware
DCP Partners MB II LLC	Delaware
DCP Pipeline Holding LLC	Delaware
DCP Raptor Pipeline, LLC	Delaware
DCP Receivables LLC	Delaware
DCP Saginaw Bay Lateral LLC	Delaware
DCP Sand Hills Pipeline, LLC (66.67%)	Delaware
DCP South Central Texas LLC	Delaware
DCP Southern Hills Pipeline, LLC (66.67%)	Delaware
DCP Sweeny LLC	Delaware
DCP Technology Ventures LLC	Delaware
DCP Tolar Holdings LLC	Delaware
DCP Wattenberg Pipeline LLC	Delaware

Exhibit 21.1

DCP Wyoming Assets LLC	Delaware
DCP Zia Plant LLC	Delaware
EasTrans, LLC	Delaware
Fuels Cotton Valley Gathering, LLC	Delaware
Jackson Pipeline Company (75%)	Michigan
James Lake Gathering, LLC	Delaware
James Lake Gathering II, LLC	Delaware
James Lake Midstream, LLC	Delaware
Marysville Hydrocarbons Holdings, LLC	Delaware
Marysville Hydrocarbons LLC	Delaware
National Helium, LLC	Delaware
Saginaw Bay Lateral Michigan Limited Partnership (46%)	Michigan
Wilbreeze Pipeline, LLC	Delaware